United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: June 19, 2013
(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873

(Address of principal executive offices)

(760) 741-2111

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors of Realty Income Corporation (the “Company”) recently engaged in a review of certain aspects of its equity compensation program, with the assistance of its independent compensation consultant, FPL Associates (“FPL”).  In connection with its review of the Company’s equity compensation program, the Committee approved the following actions:

On June 18, 2013, the Committee approved amendments (the “Amendments”) to the employment agreements with each of the Company’s named executive officers (collectively, the “executives”) to provide that, upon a termination of the executive’s employment without cause or due to a constructive termination (each, as defined in the employment agreements), all outstanding restricted stock held by the executive will accelerate and vest in full as of the termination date.  In determining to approve the Amendments, the Committee took into account that outstanding restricted stock awards were granted based on achievement of prior performance.  In addition, based on the advice of FPL, the Committee determined that accelerated vesting of equity awards in the event of an involuntary termination of employment is a market competitive provision for senior executives at companies within the Company’s peer group.

In addition, on June 18, 2013, the Committee approved, effective July 1, 2013, the accelerated vesting of each Company restricted stock award that had originally been granted with a ten-year vesting schedule (collectively, the “Restricted Stock Awards”), including awards held by certain of the executives.  In determining to accelerate the vesting of the Restricted Stock Awards, the Committee considered that the vesting schedules for time-vesting restricted stock awards within the Company’s peer group were generally considerably shorter than ten years.  In addition, since 2009, all restricted stock awards granted by the Company to its employees have been subject to a vesting schedule not exceeding five years, and each of the ten-year Restricted Stock Awards that the Committee determined to accelerate have been outstanding for at least five years (and would therefore have been fully vested had they been granted under the vesting schedule currently used by the Company for restricted stock awards).

The following table sets forth the number of shares of restricted stock which have ten year vesting that were accelerated for the executives listed in the table:

Executive	Accelerated Restricted Stock
Thomas A. Lewis	64,500
Gary M. Malino	34,450
Paul M. Meurer	34,000
Michael R. Pfeiffer	34,000

John P. Case, the Company’s President, Chief Investment Officer, did not hold any outstanding restricted stock awards that were originally scheduled to vest over ten years, and therefore none of his outstanding restricted stock awards were accelerated by the Committee.

The foregoing description of the Amendments and the Restricted Stock Award acceleration are qualified in their entirety by reference to, respectively, the full text of the form of Amendment, a copy of which is attached as Exhibit 10.1, and the full text of the form of Addendum to Restricted Stock Agreement, a copy of which is attached as Exhibit 10.2, each of which is incorporated by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Amendment to Employment Agreement
10.2	Form of Addendum to Restricted Stock Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2013	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

10.1	Form of Amendment to Employment Agreement
10.2	Form of Addendum to Restricted Stock Agreement